Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of The Joint Corp. (the “Company”), for the quarter ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, in his or her capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Sanjiv Razdan
Sanjiv Razdan President and Chief Executive Officer (Principal Executive Officer)

Dated November 6, 2025

By:	/s/ Scott Bowman
Scott Bowman Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated November 6, 2025